UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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BIRNER DENTAL MANAGEMENT SERVICES, INC.

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On June 6, 2016, Birner Dental Management Services, Inc. issued the following press release:

BIRNER DENTAL MANAGEMENT SERVICES, INC. PROVIDES INFORMATION TO SHAREHOLDERS IN CONNECTION WITH 2016 ANNUAL MEETING

DENVER, June 6, 2016 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, provides the following information to its shareholders relevant to its 2016 Annual Meeting of Shareholders scheduled for 10:00 a.m. MDT tomorrow, June 7, 2016.

On May 19, 2016, a group of activist shareholders led by Mark Birner (the Mark Birner Group) filed a Schedule 13D with the Securities and Exchange Commission. Among other things, the Schedule 13D disclosed what had been private communications between the Company and its Board of Directors and the Mark Birner Group and between the Company and certain other parties that have expressed an interest in the Company. The Company’s shareholders are advised that today the Company became aware that the Mark Birner Group intends to nominate two insurgent directors selected by and associated with the Mark Birner Group to the Company’s Board of Directors at the Company’s Annual Meeting of Shareholders.

Fred Birner, CEO and Chairman of the Board of the Company, said “We are disappointed that the Mark Birner Group would attempt to take these last minute actions at our Annual Meeting. Since at least August 2015, we have attempted to engage in discussions with the Mark Birner Group. They have refused reasonable and customary requests to enter into a confidentiality agreement that would enable us to have these discussions that would provide them with useful information about the Company and its prospects. These refusals continued last week, and they were unwilling to sign a confidentiality agreement until this afternoon. Instead, the Mark Birner Group elected to take public what had been private communications between the Company and its Board and themselves and between the Company and certain other parties that have expressed an interest in the Company. This is very unfortunate and, we believe, harmful to the Company and its shareholders. As a result, we believe we have no choice but to make disclosures and address issues that we believe would have better served the Company’s shareholders had they been conducted privately.”

The Company announced today that, as part of the Board of Directors’ ongoing evaluation of the Company’s long-term strategic options, it has engaged a reputable middle market investment banking firm with significant experience in the Company’s industry as its financial advisor.

Fred Birner said, “Our Board of Directors has been very responsive to multiple communications and demands made by the Mark Birner Group over the past year, including the most recent demands by that group in its letter of May 9, 2016. The Board’s decision to engage a financial advisor, which decision preceded the Mark Birner Group’s May 9, 2016 letter by over a month, is just one such example. In addition, the Board has been closely monitoring the Company’s financial performance, assessing the Company’s strategic options and carefully considering expressions of interest in the Company.”

The Company also announced that it has negotiated increases in its two major capitation agreements with its two principal insurance carriers as well as a significant increase in the number of patients in its network. These agreements are expected to generate additional incremental revenue for the Company.

Fred Birner stated, “These matters involving the Mark Birner Group have been highly distracting to the management and employees of our Company and may be adversely affecting our business and results of operations. Among other things, we have been required to incur significant business time and legal and other expenses to address the communications and demands from the Mark Birner Group. As one of the Company’s largest shareholders, I am aligned with every other shareholder in seeking to maximize the value of the Company. Since 2004, the Company has paid out almost $38 million to its shareholders in dividends and share repurchases. The Mark Birner Group’s proposal to replace two of the Company’s experienced independent directors who are highly familiar with the Company, its business and its prospects with two new directors of their choosing at this critical stage in the life of the Company would be a disservice to the Company’s shareholders. We met with the Mark Birner Group today to provide them with valuable information about our Board’s plans, including information disclosed in this press release, and to impress upon them that this 11th hour, “midnight raid” approach to governance of the Company may have serious adverse consequences for the Company and its shareholders. We believe it is appropriate that the shareholders know our views on these matters in connection with the Company’s Annual Meeting.”

Fred Birner concluded, “We are proud of the Company we have built over the past 20 years. The foundation we have laid is strong. We have the best employees in the business, and I thank them for their ongoing efforts to make our Company the best it can be and to living out our commitment to always putting out patients first. We remain optimistic about the prospects for our Company.”

The Company’s Board of Directors will continue to act in the best interests of all shareholders in its ongoing evaluation of the Company’s strategic options.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF THE TWO CLASS I DIRECTOR NOMINEES SET FORTH IN THE COMPANY’S PROXY STATEMENT DATED APRIL 29, 2016 AND FOR PROPOSAL NO. 2 AND PROPOSAL NO. 3. Shareholders may call Georgeson Inc. at (800) 790-6795 to cast their votes.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including statements about strategic options. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2015. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:

Birner Dental Management Services, Inc.

Dennis Genty

Chief Financial Officer

(303) 691-0680

End of Press Release Dated June 6, 2016

Additional Information About the Annual Meeting of Shareholders

This may be deemed to be solicitation material in respect of the Company’s Annual Meeting of Shareholders scheduled for June 6, 2016. On April 29, 2016, in connection with the Annual Meeting, the Company filed a definitive proxy statement and a form of proxy with the SEC, and the definitive proxy statement and a form of proxy has been mailed on or about April 29, 2016 to the Company’s shareholders of record as of April 18, 2016. In addition, the Company will file with, or furnish, to the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. Shareholders also may view and/or download the 2016 proxy statement and the Company’s annual report on Form 10-K at www.edocumentview.com/BDMS.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the Annual Meeting.